Exhibit 8.1

iLead Law Group, P.C. 99 Park Ave, Ste 830, New York, NY 10016 Tel: +1 (212) 836-6060 Email: info@iLeadLaw.com Website: www.iLeadLaw.com

TAX OPINION AND CONSENT

November 10, 2026

EUROEV Holdings Limited
Building 6419, Toelzer Strasse 30
81379 Munich, Germany

Hudson Acquisition I Corp.
31 Hudson Yards, Suite 1051

New York, Ny 10001

Ladies and Gentlemen:

We have acted as U.S. counsel to Hudson Acquisition I Corp., a Delaware corporation (“HUDA”), in connection with the business combination involving HUDA, Aiways Automobile Europe GmbH and EUROEV Holdings Limited, a British Virgin Islands business company (“Pubco”) (the “Business Combination”), as described in Pubco’s Registration Statement on Form F-4 (File No. 333-293608), as amended (the “F-4 Registration Statement”). Reference is made to our tax opinion previously filed as Exhibit 8.1 to the Form F-4 (the “Original Opinion”).

We understand that Pubco is filing a Registration Statement on Form F-1 (the “Registration Statement”), which contains (i) a resale prospectus relating to the resale by the selling shareholders named therein of up to 5,143,697 ordinary shares of Pubco, par value US$0.0001 per share (the “Resale Prospectus”), and (ii) an issuance prospectus relating to the issuance of Pubco Ordinary Shares previously registered under the F-4 Registration Statement (the “Issuance Prospectus”). Pursuant to Rule 429 under the Securities Act of 1933, as amended, upon effectiveness, the Registration Statement will also constitute Post-Effective Amendment No. 1 to the F-4 Registration Statement. The section entitled “Material U.S. Federal Income Tax Consequences of the Business Combination and the Ownership and Disposition of Pubco Ordinary Shares” (the “Tax Disclosure”) forms part of both prospectuses. Capitalized terms used but not defined herein have the meanings assigned to them in the Registration Statement.

In rendering this opinion, we have examined the Registration Statement, including the Tax Disclosure, the material transaction documents, and such other documents and information as we have deemed appropriate for purposes of this opinion. We have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have relied on the accuracy and completeness, in all material respects, of factual statements, representations and other information furnished to us, and have assumed that the transactions will be consummated substantially as described in the Registration Statement and the relevant transaction documents. These assumptions include the facts relating to the PIPE Financing, the contemplated resales and the capitalization and ownership of Pubco immediately after the Business Combination. Any material change in those facts, arrangements or assumptions could affect this opinion.

Our opinion is based on the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, and applicable judicial and administrative authorities, in each case as in effect on the date hereof and subject to change, including with retroactive effect.

Based on our examination of the foregoing and subject to the assumptions, limitations and qualifications set forth herein and in the Tax Disclosure, we hereby confirm and adopt as our opinion the statements and conclusions regarding the material U.S. federal income tax consequences set forth in the Tax Disclosure, to the extent expressly attributed to iLead Law Group, P.C., and subject to the exceptions, qualifications and uncertainties stated therein.

No opinion is expressed as to any matter other than the U.S. federal income tax matters expressly addressed in the Tax Disclosure and adopted herein.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the references to our firm and our opinion under the headings “Material U.S. Federal Income Tax Consequences of the Business Combination and the Ownership and Disposition of Pubco Ordinary Shares” and “Legal Matters” in each prospectus included therein. This consent is provided for purposes of the Securities Act of 1933 and the applicable rules and regulations thereunder.

Very truly yours,

/s/ iLead Law Group, P.C.